UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  April 13, 2009

MGMT Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-152608	26-1749145
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3203 Third Avenue North #300 Billings, Montana		59101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (406) 259-0751

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 13, 2009, MGMT Energy, Inc., a Nevada corporation (the “Company”), entered into that certain Strategic Consulting Services Agreement (“Consulting Agreement”) between the Company and Charles S. Leykum.  Pursuant to the Consulting Agreement, the Company agreed to issue to Mr. Leykum (or Mr. Leykum’s designess) an aggregate of 402,100 shares of the Company’s common stock as a payment, in exchange for Charles S. Leykum’s agreement to provide services under the Consulting Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.4 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, unless the context requires otherwise, all references to the “Company,” “we,” “our” and “us” refer to MGMT Energy, Inc., a Nevada corporation.  Information regarding the Company and the principal terms of the Mining Lease (as defined below) are set forth below.

Acquisition of Mining Lease

As previously reported, on March 31, 2009, the Company entered into a Contribution and Assignment Agreement (the “Contribution Agreement”) with Carbon County Holdings, LLC, a Delaware limited liability company (“CCH”), John P. Baugues, Jr., the Company’s Chief Executive Officer and a director, The John Paul Baugues, Sr. Family Trust, the beneficiaries of which are John P. Baugues, Jr. and his children  (the “Baugues Trust”), and Tydus Richards, the former Chairman of the Company’s board of directors.  Pursuant to the Contribution Agreement, CCH agreed to contribute and assign to the Company all of CCH’s rights and obligations under that certain Mining Lease, dated on or around January 16, 2009 (the “Mining Lease”), between CCH, on the one hand, and Edith L. Bolzer and Richard L. Bolzer (together, “Lessor”), on the other hand, for the purpose of mining and removing coal from approximately 6,254 acres of land in the vicinity of Bridger, which is located in Carbon County, Montana (the “Property”).  In exchange for the contribution and assignment of the Mining Lease, the Company agreed to issue to each of Mr. Baugues, the Baugues Trust, and Mr. Richards, the sole members of CCH, the number of shares of the Company’s Common Stock, par value $0.001 per share, set forth opposite such member’s name below.

Name of Member	Number of Shares
John P. Baugues, Jr.	3,185,000
The John Paul Baugues, Sr. Family Trust	3,315,000
Tydus Richards	5,500,000
Total	12,000,000

Under the terms of the Mining Lease, the Company is required to pay to Lessor (1) a minimum annual payment in an amount equal to $62,540.76 in each year during the initial ten (10) year term of the Mining Lease, subject to increases in future years (the “Minimum Annual Payment”) and (2) a royalty equal to 12.5% of the gross proceeds (as defined in the Mining Lease) on all coal mined from the Property (the “Royalty”).  In addition, unless coal is mined from minerals owned by Lessor, for each ton of coal mined from, stored on or transported across the Property, the Company is required to pay a damage fee of $0.15 per ton for such coal (the “Damage Fee”).  In the event that the Royalty and/or the Damage Fee in any year during the term exceeds twice the Minimum Annual Payment, the Company is not required to make the Minimum Annual Payment for that year.

The Mining Lease is effective for a 10 year term.  The Company has the right to renew the Mining Lease for two additional 10 year terms upon at least 90 days written notice to Lessor prior to the expiration of the then-current term.  After 3 years from the effective date, the Company has the right to terminate the Mining Lease, on any annual anniversary, upon 90 days prior written notice to Lessor and upon payment of all damage fees, rentals and royalties accrued through the date of termination.

The consideration that the Company agreed to pay to acquire the Mining Lease was approved by holders of a majority of our common stock.

The closing of the transaction under the Contribution Agreement was subject to approval of the Company’s stockholders.  On April 11, 2009, the Company’s stockholders approved the transaction.  On April 13, 2009, the Company consummated the transactions contemplated by the Contribution Agreement, including acquisition of the Mining Lease.  As a result, the Company is no longer a “shell company” as defined in Section 12-b(2) of the Securities Exchange Act of 1934, as amended.

Description of our Business

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address the Company’s growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Company Background

We were initially incorporated in the State of Nevada on May 19, 2005, as Inkie Entertainment Group, Inc., for the purpose of engaging in the production, distribution and marketing of filmed entertainment products.  On January 15, 2008, we changed our name to Quantum Information, Inc. In January 2009, we announced that we would transition out of the filmed entertainment products business and into the coal business.

As part of that transition, on January 14, 2009, we sold all of our assets to Joel Klandrud, our former officer and director, pursuant to that certain Asset Sale Agreement, dated January 14, 2009, described in Item 1.01 of our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2009.  We also changed our name to MGMT Energy, Inc. on February 5, 2009, and moved our principal executive office to Billings, Montana.  On April 13, 2009, we acquired the Mining Lease pursuant to the Contribution Agreement described in Item 2.01 above.

Current Activities

Our business plan is to engage in the exploration, extraction and distribution of coal.  We are currently considered to be an exploration stage corporation because we are engaged in the search for coal deposits and are not engaged in the exploitation of a coal deposit.  We have not engaged in the preparation of an established commercially mineable coal deposit for extraction or in the exploitation of a coal deposit. We will be in the exploration stage until we discover commercially viable coal deposits on the Property or any other property that we acquire, if ever. In an exploration stage company, management devotes most of its activities to acquiring and exploring mineral properties.

Pursuant to the Mining Lease described in Item 2.01 above, we lease approximately 6,254 acres on the Property located in Carbon County, Montana, for the purpose of mining, removing, marketing and selling coal.  Further exploration will be required before a final evaluation as to the economic feasibility of coal extraction on the Property can be determined.  We have done preliminary estimates of the surface seams on the Property, and intend to perform phase 1 drilling commencing in the second quarter of 2009 in order to determine whether it contains a commercially viable coal deposit.

There is no assurance that a commercially viable coal deposit exists on the Property.  Furthermore, there is no assurance that we will be able to successfully develop the Property or identify, acquire or develop other coal properties that would allow us to profitably extract and distribute coal and to emerge from the exploration stage.

Coal Characteristics

Coal is a combustible, sedimentary, organic mineral composition, which is composed mainly of carbon, hydrogen and oxygen. Coal goes through the process of coalification as it matures, affecting its chemical and physical properties. There are various grades of coal, ranging from low rank coals (lignite and sub-bituminous) to hard coals (bituminous and anthracite). Bituminous coal is used as either thermal coal or coking coal, depending on its properties. The properties of the coal determine its value in the market, and include but are not limited to calorific value, sulfur, moisture and ash content.

In the event the Property is found to contain commercially viable coal deposits, they are expected to yield high-bituminous low-sulfur coal, which is primarily used for power generation and industrial uses.

The Coal Industry

Generally.  Global economic growth, the primary driver of energy demand, is conservatively forecasted to increase by an average of 3.2% per annum between 2002 and 2030, according to the World Coal Institute (“WCI”). The world’s population is expected to increase from its current level of 6.4 billion to 8 billion by 2030, according to the United Nations’ 2004 world population prospects report. International Energy Agency (“IEA”) projections indicate that if governments continue with current energy policies, global demand for energy will increase by almost 60% by 2030, with more than two-thirds of this increase coming from developing countries.

Fossil fuels will continue to dominate energy consumption – accounting for around 85% of the increase in world primary energy demand over the next 30 years, according to the IEA. Although nuclear energy provides a significant proportion of energy in some economies, it can face very long permitting and construction cycles and private financing is difficult to find. Renewable energies are growing fast, but from a small base and, by 2030, they are still only expected to meet 14% of total energy demand, according to the IEA.

Coal prices in the western United States increased during 2008 according to the Energy Information Administration (“EIA”). This price escalation is primarily attributable to increased international demand, escalation of oil prices, and the weakening of the United States dollar. Although it is impossible to predict whether prices for coal will continue to escalate, as a result of the recent drop in oil prices and the worldwide economic downturn, we believe that a large amount of the electricity in the United States will continue to be generated by coal.

We believe that rapid economic expansion in developing nations, particularly China and India, has increased global demand for coal. We expect coal exports from the United States to increase in response to growing global coal demand, particularly as some of the traditional coal export nations experience mine, port, rail and labor challenges. We estimate that higher domestic demand for coal and higher U.S. coal exports will positively influence domestic coal demand. Additionally, we expect decreased production, particularly in the Central Appalachian region of the United States, to adversely impact domestic coal supply in the coming years. We anticipate continuing demand growth and weaker coal supplies to exert upward pressure on coal pricing in the future.

Global Coal Supply and Demand.   Because of its availability, stability and affordability, coal is a major contributor to the global energy supply, providing approximately 40% of the world’s electricity, according to the WCI. Coal is also used in producing approximately 70% of the world’s steel supply, according to the WCI. Coal reserves can be found in 70 countries around the world.

Coal is traded worldwide and can be transported to demand centers by ship and by rail. Worldwide coal production approximated 5.9 billion tons in 2006 and 5.4 billion tons in 2005, according to the WCI. China produces more coal than any other country in the world. Historically, Australia has been the world’s largest coal exporter, exporting more than 200 million tons in each of the last three years, according to the WCI. China, Indonesia and South Africa have also historically been significant exporters in the global coal markets.  However, growing demand in China has resulted in declining coal exports and increasing coal imports. These trends have caused China to become a less significant seaborne coal supply source.

U.S. Coal Consumption.  In the United States, coal is used primarily by power plants to generate electricity, by steel companies to produce coke for use in blast furnaces and by a variety of industrial users to heat and power foundries, cement plants, paper mills, chemical plants and other manufacturing and processing facilities. Coal consumption in the United States has increased from 505.8 million tons in 1973 to approximately 1.2 billion tons in 2007, based on information provided by the EIA.

Throughout the United States, coal has long been favored as a fuel to produce electricity because of its cost advantage and its availability. Since 1973, the use of coal to generate electricity in the United States has nearly tripled in response to growing electricity demand. According to the EIA, coal accounted for approximately 49% of U.S. electricity generation in 2007 and is projected to account for approximately 55% in 2030.  Much of the projected growth in U.S. coal consumption occurs after 2015, when a substantial amount of new coal-fired generating capacity is projected to come on line.

According to the National Mining Association (“NMA”), coal is the lowest-cost fossil fuel used in producing electricity. We estimate that the cost of generating electricity from coal is less than one-third of the cost of generating electricity from other fuels. According to the EIA, the average delivered cost of coal to electric power generators during the first ten months of 2007 was $1.77 per million British thermal units (“BTUs”).

The EIA projects that power plants will increase their demand for coal as demand for electricity increases. The EIA estimates that electricity demand may increase up to 39% by 2030, despite continuing efforts throughout the United States to become more energy efficient. Coal consumption has generally grown at the pace of electricity growth because coal-fueled electricity generation is used in most cases to meet baseload requirements.

Coal is expected to remain the fuel of choice for domestic power generation through at least 2030, according to the EIA. Through that time, we expect new technologies intended to lower emissions of mercury, sulfur dioxide, nitrogen oxide and particulate matter will be introduced into the power generation industry. We believe these technological advancements will help coal retain its role as a key fuel for electric power generation well into the future.

The other major market for coal is the steel industry. Coal is essential for iron and steel production. According to the WCI, approximately 64% of all steel is produced from iron made in blast furnaces that use coal. The steel industry uses metallurgical coal, which is distinguishable from other types of coal because of its high carbon content, low expansion pressure, low sulfur content and various other chemical attributes. As such, the price offered by steel makers for metallurgical coal is generally higher than the price offered by power plants and industrial users for steam coal. Rapid economic expansion in China, India and other parts of Southeast Asia has significantly increased the demand for steel in recent years.

Over the past year, prices for oil and natural gas in the United States have reached record levels because of increasing demand and tensions regarding international supply, although recently prices have dropped markedly. Historically, high oil and gas prices and global energy security concerns have increased government and private sector interest in converting coal into liquid fuel, a process known as liquefaction. Liquid fuel produced from coal can be refined further to produce transportation fuels, such as low-sulfur diesel fuel, gasoline and other oil products, such as plastics and solvents. We expect advances in technologies designed to convert coal into electricity through coal gasification processes and to capture and sequester carbon dioxide emissions from electricity generation and other sources. These technologies have garnered greater attention in recent years due to developing concerns about the impact of carbon dioxide on the global climate. We believe the advancement of coal-conversion and other technologies represent a positive development for the long-term demand for coal.  We believe that this advancement will continue despite the recent decline in oil and natural gas prices.

U.S. Coal Production.   The United States produces approximately one-fifth of the world’s coal and is the second largest coal producer in the world, exceeded only by China. Coal in the United States represents approximately 94% of the domestic fossil energy reserves with over 250 billion tons of recoverable coal, according to the U.S. Geological Survey. The U.S. Department of Energy estimates that current domestic recoverable coal reserves could supply enough electricity to satisfy domestic demand for more than 200 years.

Our Site

Property Location and Access.  We have the rights to mine the Property situated approximately two miles west of Bridger, which is located in Carbon County, Montana.  The Burlington Northern’s railroad line provides the principal means of transport to bring in goods and heavy equipment and export coal.  The road network in Carbon County is Highway 308.   Access to the areas where we intend to mine is by county road.

Claim Status.  Pursuant to the Contribution Agreement and Mining Lease described in Item 2.01 above, we have a leasehold interest in the Property.

History.  Historically, the Bridger, Bearcreek and Red Lodge coal fields in Montana were mined from the late 1880’s until the early 1950’s.  Records indicated that there were over 700 million tons of coals in these three indicated fields.  The major customer base for the fields at the time was the railroads. There were 16 different underground mines in operations at various times during the period.   Pacific Corp mined in this location in 1975.

 Property Condition.  The Property currently is ranch land, and has access to power lines sufficient to provide power for our currently forecasted needs.

Geology. The Property is sparsely populated, with no streams and no environmental impediments to mining.  There are three mineable coal seams in the Property we currently hold with seam thickness ranging from three to eight feet.  Some of the lower seams may contain metallurgical coal characteristics.  There are approximately four to eight mineable coal seams in the Bridger, Bearcreek and Red Lodge coal fields, taken as a whole. The seams contain upper cretaceous mesaverde meeteetsc formations and also paleocene fort union formations.

Distribution

The railroad loading for the Property would be located near Bridger, Montana on Burlington Northern’s Thermopolis / Casper railroad line. We plan to build a rail line of approximately 5 miles to connect our mines to the Burlington Northern railroad line.  We currently have no distribution contracts in place.

Strategic Positioning

Our strategy is to identify and acquire under-valued mining rights to undeveloped coal reserves and add significant value by applying our project development expertise in the following areas:

•	verification of reserves;

•	acquisition of government permitting;

•	development of a project plan;

•	implementation of mining operations;

•	development of distribution relationships; and

•	development of customer relationships.

We believe this strategic focus will position us to compete effectively against our larger competitors.  Possible purchasers of our products include larger coal producers, electric utilities and financial institutions (private equity and hedge funds) who invest in the basic materials and/or energy sectors, for example: National Coal Corp., AES Corp. Cline Energy, Sempra, James River Coal Company, Sumitomo, Chinese Coal Company, DTE Energy, Arch Coal, Inc. and Peabody Energy Corp.

We also believe we will benefit from the following market factors and trends:

•
Long-Term Demand Growth:  Coal-based electricity generation represents approximately 50% of total electricity produced in the United States and is projected to maintain its power generation share as total electricity demand continues to grow through 2030 according to the WCI.

•
Favorable Regulatory Environment: The current White House administration recently outlined a stimulus package providing tax credits and business incentives to produce lower cost and cleaner coal, the type of coal we believe is represented by our potential reserves.

•
Potential Industry-Wide Coal Supply Constraints: We believe that incremental coal supply has recently been constrained by the limited availability of the capital markets, and potential concerns over regulatory changes, such as the prohibition of mountaintop removal mining. These supply constraints could limit production of various types of coal throughout the United States, creating a stronger pricing environment for our coal.

Competition

The coal industry is intensely competitive.  Some of the most important competitive factors are quality (including sulfur and heat content), transportation costs from the mine to the customer, and the reliability of supply. Currently, some of the largest coal producers and competitors include Alpha Natural Resources, Inc., Arch Coal, Inc., CONSOL Energy, Inc., Foundation Coal Holdings, Inc., International Coal Group, Inc., James River Coal Company, Massey Energy Company, Murray Energy, Inc., Patriot Coal Corporation and Peabody Energy Corp. These coal producers are larger and have greater financial resources and larger reserve bases than we do.  We also compete directly with a number of smaller producers in both Montana and Indiana.  As the price of domestic coal increases, we may also begin to compete with companies that produce coal from one or more foreign countries.

Additionally, coal competes with other fuels, such as petroleum, natural gas, hydropower and nuclear energy for steam and electrical power generation. Over time, costs and other factors, such as safety and environmental considerations, may affect the overall demand for coal as a fuel.

Regulations and Laws

The coal mining industry is subject to regulation by federal, state and local authorities on matters such as:

•	employee health and safety;

•	mine permits and other licensing requirements;

•	air quality standards;

•	water quality standards;

•	storage of petroleum products and substances which are regarded as hazardous under applicable laws or which, if spilled, could reach waterways or wetlands;

•	plant and wildlife protection;

•	reclamation and restoration of mining properties after mining is completed;

•	storage and handling of explosives;

•	wetlands protection;

•	surface subsidence from underground mining;

•	reduction of carbon dioxide emissions; and

•	the effects, if any, that mining has on groundwater quality and availability.

In addition, the utility industry is subject to extensive regulation regarding the environmental impact of its power generation activities, which could affect demand for our coal. It is possible that new legislation or regulations may be adopted, or that existing laws or regulations may be differently interpreted or more stringently enforced, any of which could have a significant impact on our mining operations or our customers’ ability to use coal.

We are committed to conducting mining operations in compliance with applicable federal, state and local laws and regulations. However, because of the extensive and detailed nature of these regulatory requirements, compliance with all of these regulations could be a significant expense.  Although it is not possible to quantify the costs of compliance with applicable federal and state laws and the associated regulations, these potential costs are expected to be significant.  Compliance with these laws and regulations has substantially increased the cost of coal mining for domestic coal producers.

Property

Other than the Property, the Company does not currently own or lease any real property.

Employees

We currently have a total of one full time employee as of April 16, 2009.  None of our employees is represented by a labor union and we consider our employee relations to be good.  We believe that our future success will depend, in part, on our continued ability to attract, hire and retain qualified personnel.

Legal Proceedings

No legal proceedings are currently pending or, to our knowledge, threatened against us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business or financial condition or results of operations.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Company and Business

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities are highly speculative because of the nature of our business and the early stage of its development. We have largely been engaged in the business of producing motion pictures and only recently entered the coal business. Accordingly, we have not generated significant revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate significant revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon attaining adequate levels of internally generated revenues through locating and developing recoverable reserves of coal, which itself is subject to numerous risk factors as set forth herein. Since we have not generated significant revenues, we will have to raise additional monies through either securing industry reserve based debt financing, or the sale of our equity securities or debt, or combinations of the above in order to continue our business operations, and there is not assurance that we will be able to obtain such financing or that such financing will be on terms attractive to us.

We have a history of losses and fluctuating operating results.

From inception through to January 31, 2009, we have incurred aggregate losses of approximately $107,769. Our loss from continuing operations for the nine-month period ended January 31, 2009 was $23,496 and our loss from discontinued operations for the nine-month period ended January 31, 2009 was $60,986. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as our ability to acquire mining properties and leases, the demand for our production and/or services, and the level of competition and general economic conditions. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our operations, then we may be forced to scale down or even close our operations. Until such time as we generate significant revenues, we expect an increase in development costs and operating costs. Consequently, we expect to continue to incur operating losses and negative cash flow until we receive significant commercial production from our properties.

We will need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

Our business strategy will require additional substantial capital investment in future periods.  We require capital for, among other purposes, acquiring new supplies and equipment, acquiring additional reserves, and maintaining compliance with environmental laws and regulations. Because cash generated internally is not sufficient to fund capital requirements in 2009, we will require additional debt and/or equity financing. However, this type of financing may not be available or, if available, may not be available on attractive terms.

Future debt financing, if available, may result in increased interest and amortization expense, increased leverage and decreased income available to fund operations.  In addition, future debt financing may limit our ability to withstand competitive pressures and render us more vulnerable to economic downturns.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	investors' perceptions of, and demand for, coal products;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	governmental regulation of coal mining; and

•	economic, political and other conditions in the United States and other countries.

Future financings through equity investments are likely to be dilutive to the existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

If we fail to generate sufficient cash flow from operations in future periods or to obtain required capital in the future, we could be forced to reduce or delay capital expenditures, sell assets or restructure or refinance our indebtedness, or our business may fail.

There can be no assurance that we will establish commercial discoveries and/or profitable production programs on any properties.

Exploration for recoverable reserves of coal is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing coal.  There can be no assurance that any property or lease we acquire will lead to profitable production programs.

Our future success depends upon our ability to acquire and develop coal reserves that are economically recoverable.

Our recoverable reserves, if any, will decline as we produce coal. Our future success depends upon our conducting successful exploration and development activities and acquiring properties containing economically recoverable coal deposits. Our current strategy includes building our coal deposits base through acquisitions of mineral rights, leases, or producing properties.

Our planned development and exploration projects and acquisition activities may not result in the acquisition of significant coal deposits and we may not have success developing mines.  In order to develop coal deposits, we must obtain various governmental leases and permits.  We cannot predict whether we will obtain the leases and permits necessary for us to operate profitably in the future.

There are uncertainties in estimating our economically recoverable coal reserves, and inaccuracies in our estimates could result in lower than expected revenues, higher than expected costs and decreased profitability.

There are uncertainties inherent in estimating quantities and values of economically recoverable coal reserves, including many factors beyond our control. As a result, estimates of economically recoverable coal reserves are by their nature uncertain. Information about our reserves consists of estimates based on engineering, economic and geological data assembled and analyzed by our staff. Some of the factors and assumptions which impact economically recoverable reserve estimates include:

•	geological conditions;

•	historical production from the area compared with production from other producing areas;

•	the assumed effects of regulations and taxes by governmental agencies;

•	assumptions governing future prices; and

•	future operating costs, including cost of materials.

Each of these factors may, in fact, vary considerably from the assumptions used in estimating reserves.   For these reasons, estimates of the economically recoverable quantities of coal attributable to a particular group of properties, and classifications of these reserves based on risk of recovery and estimates of future net cash flows, may vary substantially.  Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and these variances may be material.   As a result, our estimates may not accurately reflect our actual reserves.

Some of our officers and directors have limited or no prior experience in the coal business and that lack of experience could harm our business.

Although many members of our management team have significant experience in the coal business, our chairman of the board and certain other members of management were not involved in the coal industry prior to the time they joined us.  This lack of experience could place us at a competitive disadvantage.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and new rules subsequently implemented by the SEC have required changes in the corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2009 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

If we lose our key personnel or are unable to attract and retain additional qualified personnel, the quality of our services may decline and our business may be adversely impacted.

We rely heavily on the expertise, experience and continued services of our senior management, including our chief executive officer. The loss of certain of our senior management or other key personnel could adversely impact our ability to achieve our business objectives. We believe our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled personnel.  We cannot guarantee that any employee will remain employed by us for any definite period of time and the loss of personnel could have a material adverse effect on our business.  Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our requirements. Expansion of our business could require us to employ additional personnel. We expect competition for such personnel to increase as the demand for coal and other energy sources expand. There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

Risks Relating to Our Industry

Competition within the coal industry may adversely affect our ability to sell our coal and overcapacity in the coal industry could adversely affect pricing, either of which could impair our profitability.

The market for coal is intensely competitive.  Currently, some of the largest coal producers and competitors include Alpha Natural Resources, Inc., Arch Coal, Inc., CONSOL Energy, Inc., Foundation Coal Holdings, Inc., International Coal Group, Inc., James River Coal Company, Massey Energy Company, Murray Energy, Inc., Patriot Coal Corporation and Peabody Energy Corp. These coal producers are larger and have greater financial resources and larger reserve bases than we do. We also compete directly with a number of smaller producers in both Montana and Indiana.  As the price of domestic coal increases, we may also begin to compete with companies that produce coal from one or more foreign countries.

Additionally, coal competes with other fuels such as petroleum, natural gas, hydropower and nuclear energy for steam and electrical power generation. Over time, costs and other factors, such as safety and environmental considerations, may affect the overall demand for coal as a fuel.

If we are not as successful as our competitors, our sales could decline, which could materially harm our business, prospects, financial condition, results of operations and cash flows.

The characteristics of coal may make it difficult for coal users to comply with various environmental standards, which are continually under review by international, federal and state agencies, related to coal combustion.   As a result, they may switch to other fuels, which would adversely affect our sales.

Coal contains impurities, including sulfur, mercury, chlorine and other elements or compounds, many of which are released into the air when coal is burned.  Stricter environmental regulations of emissions from coal-fired electric generating plants could increase the costs of using coal thereby reducing demand for coal as a fuel source, the volume of our coal sales and price.   Stricter regulations could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future.

For example, in order to meet the federal Clean Air Act limits for sulfur dioxide emissions from electric power plants, coal users will need to install scrubbers, use sulfur dioxide emission allowances (some of which they may purchase), or switch to other fuels.   Each option has limitations.   Lower sulfur coal may be more costly to purchase on an energy basis than higher sulfur coal depending on mining and transportation costs.   The cost of installing scrubbers is significant and emission allowances may become more expensive as their availability declines.   Switching to other fuels may require expensive modification of existing plants. The extent to which power generators switch to alternative fuel could materially affect us if we cannot offset the cost of sulfur removal by lowering the delivered costs of our higher sulfur coals on an energy equivalent basis.

Proposed reductions in emissions of mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases may require the installation of additional costly control technology or the implementation of other measures, including trading of emission allowances and switching to other fuels.   For example, in 2005 the Environmental Protection Agency proposed separate regulations to establish mercury emission limits nationwide and to reduce the interstate transport of fine particulate matter and ozone through reductions in sulfur dioxides and nitrogen oxides throughout the eastern United States.   The Environmental Protection Agency continues to require reduction of nitrogen oxide emissions in a number of eastern states and the District of Columbia and will require reduction of particulate matter emissions over the next several years for areas that do not meet air quality standards for fine particulates.   In addition, Congress and several states may consider legislation to further control air emissions of multiple pollutants from electric generating facilities and other large emitters.   Any new or proposed reductions will make it more costly to operate coal-fired plants and could make coal a less attractive fuel alternative to the planning and building of utility power plants in the future.

To the extent that any new or proposed requirements affect our customers, this could adversely affect our operations and results.

Proposals to regulate greenhouse gas emissions could impact the market for our fossil fuels, increase our costs, and reduce the value of our coal assets. Numerous proposals have been made at the international, national, regional, and state levels of government that are intended to limit emissions of greenhouse gas (“GHGs”), such as carbon dioxide and methane.   Combustion of fossil fuels, such as the coal we seek to produce, results in the creation of carbon dioxide that is currently emitted into the atmosphere by coal end users.   Several states have already adopted measures requiring reduction of GHGs within state boundaries.   If comprehensive regulations focusing on GHGs emission reductions were to be enacted by the United States or additional individual states, it may adversely affect the use of and demand for fossil fuels, particularly coal.  Further regulation of GHGs could occur in the United States pursuant to treaty obligations, regulation under the Clean Air Act, or regulation under state law.  In 2007, the U.S. Supreme Court held in Massachusetts v.  Environmental Protection Agency, that the Environmental Protection Agency had authority to regulate GHG's under the Clean Air Act, reversing the Environmental Protection Agency's interpretation of the Clean Air Act.   This decision could lead to federal regulation of GHGs under the existing Clean Air Act of coal-fired electric generation stations, which could adversely affect demand for our coal.

Our mines will be subject to stringent federal and state safety regulations that may increase our cost of doing business, and may place restrictions on our methods of operation.   In addition, government inspectors under certain circumstances, have the ability to order our operation to be shut down based on safety considerations.

Stringent health and safety standards were imposed by federal legislation when the Federal Coal Mine Health and Safety Act of 1969 was adopted.   The Federal Coal Mine Safety and Health Act of 1977 expanded the enforcement of safety and health standards of the Coal Mine Health and Safety Act of 1969 and imposed safety and health standards on all (non-coal as well as coal) mining operations.  Regulations are comprehensive and affect numerous aspects of mining operations, including training of mine personnel, mining procedures, the equipment used in mine emergency procedures, mine plans and other matters.   The various requirements mandated by law or regulation can have a significant effect on operating costs and place restrictions on our methods of operations.   In addition, government inspectors under certain circumstances, have the ability to order our operation to be shut down based on safety considerations.

Coal mining is a dangerous industry, and lapses in our safety practices or natural disasters beyond our control could close our coal mine for an extended period of time, which would likely cause the failure of our operations.

Coal mining, especially underground coal mining, is dangerous.  Great care must be taken to assure safe, continued operations.  Past experiences of others in the industry indicate that lapses in safety practices can result in catastrophic collapse of a coal mining operation.  Even when best mining practices are strictly observed, natural disasters such as an earthquake could possibly destroy a coal mine's operations.  Any catastrophic event at our coal mine which would close our mine for an extended period of time likely would cause the failure of our operations.

The marketability of natural resources will be affected by numerous factors beyond our control, which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources, which may be acquired or discovered by us, will be affected by numerous factors beyond our control. These factors include market fluctuations in coal pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of coal and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Exploratory and development drilling involves many risks and we may become liable for pollution or other liabilities, which may have an adverse effect on our financial position.

Mining operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States, or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Disruption of rail, barge, overland conveyor and other systems that may deliver our coal or an increase in transportation costs could make our coal less competitive.

Coal producers depend upon rail, barge, trucking, overland conveyor and other systems to provide access to markets.   Disruption of transportation services because of weather-related problems, strikes, lock-outs, break-downs of locks and dams or other events could temporarily impair our ability to supply coal to customers and adversely affect our profitability.   Transportation costs represent a significant portion of the delivered cost of coal and, as a result, the cost of delivery is a critical factor in a customer's purchasing decision.  Increases in transportation costs could make our coal less competitive.

Terrorist attacks and threat, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations.  Our business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war.  Future terrorist attacks against United States targets, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions affecting our customers may materially adversely affect our operations.  As a result, there could be delays or losses in transportation and deliveries of coal to our customers, decreased sales of our coal and extension of time for payment of accounts receivable from our customers.  Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets in the United States.  In addition, disruption or significant increases in energy prices could result in government-imposed price controls.  It is possible that any, or a combination, of these occurrences could have a materially adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Common Stock

Some of our officers and directors beneficially own a substantial percentage of our outstanding common stock, which gives them control over certain major decisions on which our stockholders may vote, which may discourage an acquisition of us.

As a result of the transactions consummated pursuant to the Contribution Agreement, John P. Baugues, Jr., our Chief Executive Officer and a director, beneficially owns, in the aggregate, approximately 41.2% of our outstanding common stock.  The interests of Mr. Baugues may differ from the interests of other stockholders, and Mr. Baugues may, by virtue of his ownership stake, be able to exert substantial influence or otherwise control many corporate actions requiring stockholder approval, including the following actions:

•	electing or defeating the election of directors;

•	amending or preventing amendment of our articles of incorporation or bylaws;

•	effecting or preventing a merger, sale of assets or other corporate transaction; and

•	controlling the outcome of any other matter submitted to the stockholders for vote.

Mr. Baugues’ stock ownership may discourage a potential acquirer from seeking to acquire shares of our common stock or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Provisions of our Articles of Incorporation, our Bylaws and Nevada law could delay or prevent a change in control of us, which could adversely affect the price of our common stock.

Our articles of incorporation, our bylaws and Nevada law could delay, defer or prevent a change in control of us, despite the possible benefit to our stockholders, or otherwise adversely affect the price of our common stock and the rights of our stockholders. For example, our Articles of Incorporation permit our board of directors to issue one or more series of preferred stock with rights and preferences designated by our board of directors. We are also subject provisions of the Nevada control share laws that may limit voting rights in shares representing a controlling interest in us.  These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors other than the candidates nominated by our board.  Please see “Description of Capital Stock — Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions” for a discussion of these provisions.

Trading in our common shares on the OTC Bulletin Board is limited and sporadic making it difficult for our stockholders to sell their shares or liquidate their investments.

Our common shares are currently listed for public trading on the OTC Bulletin Board.  The trading price of our common shares has been subject to wide fluctuations. Trading prices of our common shares may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices previously experienced by our common shares will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common shares, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  Because our operations currently are, expected to be primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds, if any are available, from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules apply to non-Nasdaq listed companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our common stock and intend to retain our future earnings, if any, to support operations and to finance expansion. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Sales of a substantial number of shares of our common stock may adversely affect the market price of our common stock or our ability to raise additional capital.

Sales of a substantial number of shares of our common stock in the public market, or the perception that large sales could occur, could cause the market price of our common stock to decline or limit our future ability to raise capital through an offering of equity securities. The sale of substantial amounts of our common stock in the public market could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Our articles of incorporation permits the issuance of up to 75,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of April 16, 2009, we had an aggregate of 59,212,900 shares of our common stock and 10,000,000 shares of our preferred stock authorized but unissued.  Thus, we have the ability to issue substantial amounts of stock in the future. No prediction can be made as to the effect, if any, that market sales of our common stock will have on the market price for our common stock. Sales of a substantial number could adversely affect the market price of our shares.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of April 16, 2009 regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each named executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock.  Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of April 16, 2009, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class(3)

John P. Baugues, Jr., Chief Executive Officer and Chairman of the Board	6,500,000	(4)	41.2%

Charles S. Leykum Nine Greenwick Office Park Greenwich, CT 06831	1,402,100	(5)	8.9%

Tydus Richards	5,500,000		34.8%
Matt Szot, Chief Financial Officer, Treasurer and Secretary 30950 Rancho Viejo Road Suite 120 San Juan Capistrano, CA 92675	32,500		*
David Walters, Director 30950 Rancho Viejo Road Suite 120 San Juan Capistrano, CA 92675	146,250		*
All officers and directors as a group (3 persons)	6,678,750	(4)	42.3%

* Represents less than 1%

(1)	Unless otherwise indicated, the address of each of the named parties in this table is: 3203 Third Avenue North #300, Billings, Montana, 59101.
(2)
This table is based upon information supplied by our officers, directors, principal stockholders and our transfer agent.   Unless otherwise indicated, this table includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.  Unless otherwise noted, we believe the shares reflected in this table are owned of record and beneficially by the named beneficial owner.

(3)	Based on 15,787,100 shares outstanding as of April 16, 2009.
(4)
Includes: (1) 3,185,000 shares of common stock owned by John P. Baugues, Jr., and (2) 3,315,000 shares of common stock held by The John Paul Baugues, Senior Family Trust, the beneficiaries of which are John P. Baugues, Jr. and his children.  Mr. Baugues disclaims beneficial ownership of the 3,315,000 share of common stock held by The John Paul Baugues, Senior Family Trust.

(5)
Includes: (1) 350,525 shares of common stock owned by Charles S. Leykum, (2) 913,402 shares of common stock owned by CSL Energy Fund, L.P., and (3) 138,173 shares of common stock owned by CSL Energy Master Fund, L.P.  Mr. Leykum is the managing member of CSL Capital Management, LLC, which is the investment manager of CSL Energy Fund, L.P. and CSL Energy Master Fund, L.P.

Executive Officers and Directors

The following persons are our current executive officers and directors and hold the positions set forth opposite their respective names.

Name	Age	Position
John Baugues, Jr.	52	Chief Executive Officer and Chairman of the Board of Directors
David Walters	46	Director
Matt Szot	34	Chief Financial Officer, Treasurer and Secretary

Our directors hold office for one-year terms and until their successors have been elected and qualified.  Our officers are elected by the board of directors and serve at the discretion of the board.

Biographies

John P. Baugues, Jr. has served as our Chief Executive Officer and a director since January 2009, and Chairman of our board of directors since April 2009.  Mr. Baugues has been involved in the coal industry as an owner and operator since 1980.  From 1995 to 2008, Mr. Baugues was a minority owner and President of Bull Mountain Coal Properties, Inc., which owns the Bull Mountain Mine at Roundup, Montana, and is a minority owner in Carpenter Creek, LLC, which owns the Carpenter Creek coal mining project northeast of Roundup, Montana. Prior thereto from 1988 to 1993, Mr. Baugues was President at James Spur Corporation.  Prior thereto from 1980 to 1988, Mr. Baugues was President at Balmont Corp which was sold in 1988.  Mr. Baugues is a fourth-generation coal miner, and in the 1980s was instrumental in selling coal properties to Arch Mineral and Tampa Electric Company.

Matt Szot has served as our Chief Financial Officer, Secretary and Treasurer since January 2009.  Mr. Szot has significant experience in financial implementation processes, mergers and acquisitions, financial valuation and public company SEC reporting and compliance.  Since February 2007, Mr. Szot has served as the Chief Financial Officer for Strands Management Company, LLC, a strategic consulting company which provides executive financial services to various publicly traded and privately held companies. He is currently the Chief Financial Officer of Monarch Bay Associates, LLC.  Prior thereto, from 2003 to 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products.  From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG in the San Diego and Chicago offices and served as an Audit Manager for various publicly traded companies.  Mr. Szot is on the Board of Directors of 4-A Energy Services Acquisition Corp. and Secured Federal Funding Acquisition Corp. and also serves as Treasurer of Kazz Global, Inc. and Lathian Health.  Mr. Szot graduated with High Honors from the University of Illinois, Champaign-Urbana, with a Bachelor of Science degree in Accounting and Agricultural Economics. Mr. Szot is a Certified Public Accountant in the State of California.

David Walters has served as a Director since April 2009.  Mr. Walters is a founder and principal of Strands and Monarch Bay Associates, LLC (“Monarch Bay”), and has extensive experience in investment management, corporate growth development strategies and capital markets. From 1992 through 2000, he was an executive vice president and managing director in charge of capital markets for Roth Capital (formerly Cruttenden Roth), were he managed the capital markets group and led over 100 financings (public and private), raising over $2 billion in growth capital. Additionally, Mr. Walters oversaw a research department that covered over 100 public companies, and was responsible for the syndication, distribution and after-market trading of the public offerings. From 1992 through 2000, he managed the public offerings for Cruttenden Roth, which was the most prolific public underwriter in the U.S. for deals whose post-offering market cap was less than $100 million. Mr. Walters sat on Roth's Board of Directors from 1994 through 2000. Previously, he was a vice president for both Drexel Burnham Lambert and Donaldson Lufkin and Jenrette in Los Angeles, and he ran a private equity investment fund. Mr. Walters earned a B.S. in Bioengineering from the University of California, San Diego.  Mr. Walters also serves as Chairman of the Board of Directors of Monarch Staffing, Inc., Remote Dynamics, Inc. and STI Group, Inc. and a member of the Board of Directors of Precision Aerospace Components, Inc.

There are no family relationships among our directors and executive officers.

To the best of our knowledge, our officers and directors have neither been convicted in any criminal proceedings during the past five years nor are parties to any judicial or administrative proceeding during the last five years that resulted in a judgment, decree or final order enjoining then from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws or commodities laws.  No bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has a bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Executive Compensation

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s principal executive officer, principal financial officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods. These officers are referred to herein as the “named executive officers.” The compensation table excludes other compensation in the form of perquisites and other personal benefits that constituted less than $10,000 in value during the eleven months ended March 31, 2009 and the year ended April 31, 2008.1

						Non-Equity	Non-Qualified
						Incentive Plan	Deferred Comp-	All Other	Total
Name and Principal	Year	Salary	Bonus	Stock	Option	Comp-	ensation	Comp-
Position				Awards	Awards	ensation	Earnings	ensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John P. Baugues	2009	$-	$-	-	$-	-	$-	$-	$-
Chief Executive Officer	2008	$-	$-	-	$-	-	$-	$-	$-
and Chairman

Matt Szot	2009	$-	$-	112,125	$-	-	$-	$-	$-
Chief Financial Officer,	2008	$-	$-	-	$-	-	$-	$-	$-
Treasurer, and Secretary

1      As stated above, as part of our transition to the coal business, on January 14, 2009, we sold all of our assets to Joel Klandrud, our former officer and director, pursuant to that certain Asset Sale Agreement, dated January 14, 2009, described in Item 1.01 of our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2009.  As a result of this transaction, we became a “shell company” as defined in Section 12-b(2) of the Securities Exchange Act of 1934, as amended.  Moreover, as part of this transaction, all of our officers and directors that were involved in our prior business resigned.  Accordingly, the table below omits information related to the compensation of the officers engaged in our prior business, as we believe this information would be misleading and not otherwise add to an understanding of our current business and compensation practices.

Outstanding Equity Awards at Fiscal Year-End

As of April 16, 2009, there were no outstanding equity awards held by any named executive officer.

Employment Agreements

As of April 16, 2009, we were not a party to any employment agreement with any named executive officer.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity.  We reimburse our directors for reasonable expenses incurred in connection with their service as directors.  As of April 16, 2009, none of our directors, in their capacity as such, received any compensation from us.

Directors’ and Officers’ Liability Insurance

We currently anticipate that we will obtain directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance is expected to insure us against losses which we may incur in indemnifying our officers and directors.  In addition, we expect to enter into indemnification agreements with our executive officers and directors and such persons shall also have indemnification rights under applicable laws, and our articles of incorporation and bylaws.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but have not done so to date due to our relatively small size.

Board Independence

None of our directors qualifies as an “independent” director as that term is defined by Rule 16b-3 promulgated under the Exchange Act.

Board Committees

Our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee.  We intend to appoint such persons to the board of directors and committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a securities exchange.

Certain Relationships and Related Transactions

On January 14, 2009, we sold all of our assets to Joel Klandrud, our former officer and director, pursuant to that certain Asset Sale Agreement, dated January 14, 2009, described in Item 1.01 of our Current Report on form 8-K filed with the SEC on March 4, 2009, which disclosure is incorporated herein by reference.

On January 14, 2009, we entered into a Support Services Agreement with Strands Management Company, LLC (“Strands”).  Matt Szot, our Chief Financial Officer, Treasurer, and Secretary, is the Chief Financial Officer of Strands.  David Walters, a director, owns a 50% interest and is a managing member of Strands. The terms of the Support Services Agreement are described in Note 3 of Notes to Unaudited Financial Statements of our Quarterly Report on Form 10-Q filed with the SEC on March 17, 2009, which disclosure is incorporated herein by reference.

On January 14, 2009, we entered into a Placement Agency and Advisory Services Agreement with Monarch Bay Associates (“MBA”).  Matt Szot, our Chief Financial Officer, Treasurer, and Secretary, is the Chief Financial Officer of MBA.  David Walters, a director, owns a 50% interest and is a managing member of MBA. The terms of the Placement Agency and Advisory Services Agreement are described in Note 3 of Notes to Unaudited Financial Statements of our Quarterly Report on Form 10-Q filed with the SEC on March 17, 2009, which disclosure is incorporated herein by reference.

Reference is hereby made to the disclosure in respect of the Contribution Agreement and Mining Lease set forth under Item 2.01 of this Current Report on Form 8-K, and the disclosure in respect of the Termination Letter set forth under Item 1.02 of our Current Report on Form 8-K filed with the SEC on April 6, 2009, which disclosures are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On April 13, 2009, we consummated the issuance and sale of shares of our Common Stock pursuant to the Contribution Agreement described under Item 2.01 above.  There were no underwriting discounts or commissions in connection with any such sales.  The shares were sold solely to “accredited investors,” as that term is defined in Regulation D of the Securities Act.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afford by Section 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Reference is hereby made to the disclosure in respect of the Contribution Agreement set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Pursuant to that certain Strategic Consulting Services Agreement between the Company and Charles S. Leykum, dated April 13, 2009, we are required to issue to Mr. Leykum, CSL Energy Fund, L.P., and CSL Energy Master Fund, L.P. an aggregate of 402,100 shares of our common stock, in exchange for the provision by Mr. Leykum of certain advisory consulting services.  There were no underwriting discounts or commissions in connection with any such sales.  The shares were sold solely to “accredited investors,” as that term is defined in Regulation D of the Securities Act.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afford by Section 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Description of Capital Stock

Authorized Capital Stock

We have authorized 85,000,000 shares of capital stock, par value $0.001 per share, of which 75,000,000 are shares of common stock and 10,000,000 are shares of preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the issuance of 12,000,000 shares pursuant to the Contribution Agreement, as of April 16, 2009, we had 15,787,100 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our articles of incorporation do not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series.  Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future.  We currently intend to utilize all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.  Our future dividend policy will also depend on the requirements of any future financing agreements to which we may be a party and other factors considered relevant by our board of directors, including the provisions of the Nevada Revised Statutes which govern corporations. The Nevada Revised Statutes generally provide that distributions may not be made if after any distribution we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts needed to satisfy the preferential rights of stockholders if we were dissolved at the time of the distribution.

Indemnification of Directors and Officers

Our articles of incorporation empower us to indemnify our officers and directors to the fullest extent provided by Nevada law.  The articles of incorporation eliminate liability of our directors for damages for breach of fiduciary duty as a director, except to the extent otherwise required by Nevada law and in cases in which the breach involves intentional misconduct or a knowing violation of law, a violation of the director’s duty of loyalty to the company, or any transaction from such director derived an improper personal benefit.

Our bylaws and Sections 78.7502 and 78.751 of Chapter 78 of the Nevada Revised Statutes contain provisions for indemnification of officers and directors of the Company and, in certain cases, employees and other persons, in addition to any other rights to which those indemnified may be entitled by Nevada law, under any bylaw agreement, vote of stockholders, or otherwise.  The bylaws require the Company to indemnify such persons in any proceeding unless such persons shall have been adjudged in any action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Company.

Section 78.752 of Chapter 78 of the Nevada Revised Statutes also provides that our board of directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of a director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person.  We do not currently maintain directors’ and officers’ liability insurance, but expect to in future.

The Company plans to enter into indemnification agreements with each director and certain officers, employees and agents of the Company.

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock.  Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our articles of incorporation and limitations imposed by law, is authorized to adopt resolutions to issue the shares, to fix the number of shares, and to designate the rights, preferences, and limitations of each series.

In each such case, we will not need any further action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

 Subject to Nevada’s Control Share Acquisition Act (Nevada Revised Statutes 78.378 -78.3793), which prohibits an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation's stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power.  We may become subject to Nevada’s Control Share Acquisition Act if we have 200 or more stockholders of record, at least 100 of whom are residents of the State of Nevada, and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws are amended to provide that the provisions of the sections do not apply.

We are subject to the provisions Sections 78.411 through 78.444 of the Nevada Revised Statutes, which prohibits an “interested stockholder” from entering into a “combination” with a corporation, unless certain conditions are met.  An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the corporation’s voting stock.

These laws may deter certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by FINRA under the symbol MGEG.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Transhare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, Colorado 80111.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

As a result of the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

There is no historical revenue stream or assets outside of the rights and the assets acquired under the Contribution Agreement.  Accordingly, the transaction consummated under the Contribution Agreement does not meet the definition of a business and, as a result, pro forma and financial statement information has not been presented.

Exhibit No.	Description
2.1
Agreement for Sale of Assets, dated January 14, 2009, entered into between the registrant and Joel Klanrud, incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2009.

2.2
Contribution and Assignment Agreement, dated as of March 31, 2009, by and among the registrant, Carbon County Holdings, LLC, a Delaware limited liability company, John P. Baugues, Jr., The John Paul Baugues, Sr. Family Trust, and Tydus Richards, incorporated herein by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on April 6, 2009.

3.1
Articles of Incorporation, as amended, incorporated herein by reference to Exhibit 3.1 of the registrant’s Registration Statement on Form S-1 filed with the SEC on July 29, 2008, and Exhibit 3.1 of the registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2009.

3.2	Bylaws, incorporated herein by reference to Exhibit 3.2 of the registrant’s Registration Statement on Form S-1 filed with the SEC on July 29, 2008.
10.1
Support Services Agreement, dated January 8, 2009, between Strands Management Company, LLC and the registrant, incorporated herein by reference to Exhibit 10.1 of the registrant’s Quarterly Report on From 10-Q filed with the SEC on March 17, 2009.

10.2
Engagement Letter, dated January 8, 2009, between the registrant and Monarch Bay Associates, LLC, incorporated herein by reference to Exhibit 10.1 of the registrant’s Quarterly Report on From 10-Q filed with the SEC on March 17, 2009.

10.3
Mining Lease, dated as of January 16, 2009, by and between Carbon County Holdings, LLC, a Delaware limited liability company, on the one hand, and Edith L. Bolzer and Richard L. Bolzer, on the other hand, incorporated herein by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on April 6, 2009.

10.4	Consulting Agreement, dated April 13, 2009, by and among the Company and Charles S. Leykum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 16, 2009

MGMT Energy, Inc.

By:	/s/ Matthew Szot
Matthew Szot, Chief Financial Officer, Treasurer and Secretary

By:	/s/ John P. Baugues
John P. Baugues, Chief Executive Officer and Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit No.	Description
2.1
Agreement for Sale of Assets, dated January 14, 2009, entered into between the registrant and Joel Klanrud, incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2009.

2.2
Contribution and Assignment Agreement, dated as of March 31, 2009, by and among the registrant, Carbon County Holdings, LLC, a Delaware limited liability company, John P. Baugues, Jr., The John Paul Baugues, Sr. Family Trust, and Tydus Richards, incorporated herein by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on April 6, 2009.

3.1
Articles of Incorporation, as amended, incorporated herein by reference to Exhibit 3.1 of the registrant’s Registration Statement on Form S-1 filed with the SEC on July 29, 2008, and Exhibit 3.1 of the registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2009.

3.2	Bylaws, incorporated herein by reference to Exhibit 3.2 of the registrant’s Registration Statement on Form S-1 filed with the SEC on July 29, 2008.
10.1
Support Services Agreement, dated January 8, 2009, between Strands Management Company, LLC and the registrant, incorporated herein by reference to Exhibit 10.1 of the registrant’s Quarterly Report on From 10-Q filed with the SEC on March 17, 2009.

10.2
Engagement Letter, dated January 8, 2009, between the registrant and Monarch Bay Associates, LLC, incorporated herein by reference to Exhibit 10.1 of the registrant’s Quarterly Report on From 10-Q filed with the SEC on March 17, 2009.

10.3
Mining Lease, dated as of January 16, 2009, by and between Carbon County Holdings, LLC, a Delaware limited liability company, on the one hand, and Edith L. Bolzer and Richard L. Bolzer, on the other hand, incorporated herein by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on April 6, 2009.

10.4	Consulting Agreement, dated April 13, 2009, by and among the Company and Charles S. Leykum.